SHAREHOLDERS AGREEMENT

dated as of

           , 2007

among

FORTRESS INVESTMENT GROUP LLC

and

THE INDIVIDUALS SET FORTH

ON THE SIGNATURE PAGES

HERETO

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.1	DEFINITIONS	1
SECTION 1.2	GENDER	8

ARTICLE II

APPROVAL OF CERTAIN MATTERS

SECTION 2.1	PRINCIPALS’ APPROVAL	9

ARTICLE III TRANSFER RESTRICTIONS

SECTION 3.1	TRANSFER RESTRICTIONS	10

ARTICLE IV

PRINCIPALS’ BOARD REPRESENTATION

SECTION 4.1	NOMINEES	12

ARTICLE V

TERMINATION

SECTION 5.1	TERM	13
SECTION 5.2	SURVIVAL	13
SECTION 5.3	VOTING POWER	14

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ARTICLE VI

REGISTRATION RIGHTS

SECTION 6.1	DEMAND REGISTRATION	14
SECTION 6.2	PIGGYBACK REGISTRATION	17
SECTION 6.3	SHELF REGISTRATION	19
SECTION 6.4	WITHDRAWAL RIGHTS	21
SECTION 6.5	HOLDBACK AGREEMENTS	22
SECTION 6.6	REGISTRATION PROCEDURES	22
SECTION 6.7	REGISTRATION EXPENSES	29
SECTION 6.8	REGISTRATION INDEMNIFICATION	29

ARTICLE VII

INDEMNIFICATION WITH RESPECT TO PERSONAL GUARANTEES

SECTION 7.1	INDEMNIFICATION WITH RESPECT TO PERSONAL GUARANTIES	33
SECTION 7.2	PROCEDURE	33
SECTION 7.3	SURVIVAL	33

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

SECTION 8.1	REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS	34
SECTION 8.2	REPRESENTATIONS AND WARRANTIES OF FORTRESS	34

ARTICLE IX

MISCELLANEOUS

SECTION 9.1	NOTICES	35
SECTION 9.2	INTERPRETATION	36
SECTION 9.3	SEVERABILITY	36
SECTION 9.4	COUNTERPARTS	36

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SHAREHOLDERS AGREEMENT (the “Agreement”), dated as of               , 2007, among the individuals set forth on the signature pages hereto (the “Initial Shareholders” and, collectively with all other Persons (as defined herein) who become shareholders in accordance with this Agreement, the “Shareholders”), and Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”).

WHEREAS, in connection with the IPO (as defined herein), Fortress and its Affiliates (as defined herein) intend to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-138514) (the “IPO Registration Statement”); and

WHEREAS, the Shareholders and Fortress desire to address herein certain relationships among themselves with respect to the equity interests in the Fortress Operating Group (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. “CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“AGREEMENT” has the meaning set forth in the recitals to this Agreement.

A “BENEFICIAL OWNER” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “BENEFICIALLY OWN” and “BENEFICIAL OWNERSHIP” shall have correlative meanings.

“BOARD” means the board of directors of Fortress.

“CAUSE” means with respect to a Principal, (i) the willful engaging by the Principal in illegal or fraudulent conduct or gross misconduct which, in each case, is materially and demonstrably injurious (x) to Fortress, (y) to the reputation of either the Principal or Fortress or (z) to any of Fortress’s material funds or businesses, (ii) conviction of a felony or a guilty or nolo contendere plea by the Principal with respect thereto, or (iii) a material breach by the Principal of his non-competition or non-solicitation covenants contained in the Principal’s employment agreement with Fortress, if such breach is curable and is not cured within 30 business days following receipt of a notice of such breach. For purposes of this definition, no act or failure to act on the part of the Principal shall be considered “willful” unless it is done, or omitted to be done, by the Principal in bad faith or without reasonable belief that the Principal’s action or omission was in the best interests of Fortress or was done or omitted to be done with reckless disregard to the consequences. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for Fortress shall be conclusively presumed to be done, or omitted to be done, by the Principal in good faith and in the best interests of Fortress. The cessation of employment of the Principal shall not be deemed to be for cause unless and until there shall have been delivered to the Principal a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Principal and the Principal is given an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Principal is guilty of the conduct constituting cause and specifying the particulars thereof in detail.

“CLASS A SHARES” means the Class A Shares of Fortress representing Class A limited liability company interests of Fortress and any equity securities issued or issuable in exchange for or with respect to such Class A Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CLASS B SHARES” means the Class B Shares of Fortress representing Class B limited liability company interests of Fortress and any equity securities issued or issuable in exchange for or with respect to such Class B Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CODE” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“CONTINUING PRINCIPALS” shall have the meaning set forth in Section 2.1(a).

“DEMAND” shall have the meaning set forth in Section 6.1(a).

“DEMAND SHAREHOLDER” means any Shareholder that, together with its Permitted Transferees and their respective Permitted Transferees who are in each case Shareholders, holds at least a Registrable Amount.

“DEMAND REGISTRATION” shall have the meaning set forth in Section 6.1(a).

“EQUITY INTERESTS” shall have the meaning set forth in Section 3.1(a).

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

A reference to an “EXCHANGE ACT RULE” shall mean such rule or regulation of the SEC under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

“FOG UNIT” refers to a unit in the Fortress Operating Group, as described in the IPO Registration Statement, which represents one limited partnership interest in each of the limited partnerships that comprise the Fortress Operating Group and any corresponding Class B Shares and any equity securities issued or issuable (including Class A Shares) in exchange for or with respect to such FOG Units or Class B Shares (x) by way of a dividend, split or combination of shares, (y) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization, or (z) otherwise.

“FORM S-3” shall have the meaning set forth in Section 6.3(a).

“FORTRESS” has the meaning set forth in the recitals to this Agreement.

“FORTRESS OPERATING GROUP” has the meaning set forth in the IPO Registration Statement.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“INITIAL CLASS B SHARES” shall have the meaning set forth in Section 3.1(a).

“INITIAL FOG UNITS” shall have the meaning set forth in Section 3.1(a).

“INITIAL SHAREHOLDERS” shall have the meaning set forth in the recitals to this Agreement.

“INSPECTORS” shall have the meaning set forth in Section 6.6(a)(vii).

“INVESTOR” means Nomura Investment Managers U.S.A., Inc., a Delaware corporation.

‘INVESTOR SHAREHOLDER AGREEMENT” means the shareholder agreement, dated January 17, 2007, by and between the Investor and Fortress.

“IPO” means the initial offering of Class A Shares to the public, as described in the IPO Registration Statement.

“IPO REGISTRATION STATEMENT” shall have the meaning set forth in the recitals of this Agreement.

“LOSSES” shall have the meaning set forth in Section 6.8(a).

“OTHER DEMANDING SELLERS” shall have meaning set forth in Section 6.2(b).

“OTHER PROPOSED SELLERS” shall have the meaning set forth in Section 6.2(b).

“PERMITTED TRANSFEREE” shall mean with respect to each Principal and his Permitted Transferees (a) such Principal’s spouse, (b) a lineal descendant of such Principal’s maternal or paternal grandparents, the spouse of any such descendant or a lineal descendant of any such spouse (c) a Charitable Institution (as defined below), (d) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Principal and persons described in clauses (a) through (c) of this definition, (e) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Principal and Persons described in clauses (a) through (d) of this definition; provided, however, that any subsequent transfer of any portion of the Beneficial Ownership of the entity such that it is Beneficially Owned in any part by a Person other than an Principal and/or a Person described in clauses (a) through (d) of this definition, will not be deemed to be to a transfer to a Permitted Transferee, (f) an individual mandated under a qualified domestic relations order, (g) a legal or personal representative of such Principal in the event of his death or Disability (as defined below), (h) any other Principal with respect to transactions contemplated by the Principals Agreement, (i) any other Principal who is then employed by Fortress or any of its Affiliates or any Permitted Transferee of such Principal in respect to any transaction not contemplated by the Principals Agreement and (j) in the case of Mr. Novogratz, MN1 LLC, a Delaware limited liability company. For purpose of this definition: (i) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; (ii) “Charitable Institution” shall refer to an organization described in section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under section 501(a) thereof; (iii) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate; and (iv) “Disability” shall refer to any physical or mental incapacity which prevents a Principal from carrying out all or substantially all of his duties under his employment agreement with Fortress in such capacity for any period of one hundred twenty (120) consecutive days or any aggregate period of six (6) months in any 12-month period, as determined by a majority of the members of the Board, including a majority of the Principals who are then members of the Board (but for the sake of clarity not including the Principal in respect of which the determination is being made).

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“PIGGYBACK NOTICE” shall have the meaning set forth in Section 6.2(a).

“PIGGYBACK REGISTRABLE AMOUNT” shall mean an amount of Shares representing at least 1% of the Total Voting Power of Fortress based on the aggregate amount of Shares issued and outstanding immediately after the consummation of the IPO.

“PIGGYBACK REGISTRATION” shall have the meaning set forth in Section 6.2(a).

“PIGGYBACK SELLER” shall have the meaning set forth in Section 6.2(a).

“PIGGYBACK SHAREHOLDER” shall have the meaning set forth in Section 6.2(a).

“PRINCIPALS” means Peter L. Briger, Jr., Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

“PRINCIPALS AGREEMENT” means the agreement among principals, dated the date hereof, by and among the Principals.

“PROCEEDING” shall have the meaning set forth in Section 9.9.

“RECORDS” shall have the meaning set forth in Section 6.6(a)(viii).

“REGISTRABLE AMOUNT” shall mean an amount of Shares representing at least 2.5% of the Total Voting Power of Fortress based on the aggregate amount of Shares issued and outstanding immediately after the consummation of the IPO.

“REGISTRABLE SECURITIES” shall mean any Shares currently owned or hereafter acquired by any Shareholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

“REGISTRATION RIGHTS” means the rights described herein in Article VI.

“REPRESENTATIVE” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“REQUESTING SHAREHOLDER” shall have the meaning set forth in Section 6.1(a).

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“SELECTED COURTS” shall have the meaning set forth in Section 9.9.

“SELLING SHAREHOLDER” shall have the meaning set forth in Section 6.6(a)(i).

“SHAREHOLDER” has the meaning set forth in the recitals.

“SHARES” means, collectively, the outstanding Class A Shares and Class B Shares (as equitably adjusted to reflect any split, combination, reorganization, recapitalization, reclassification or other similar event involving the Class A Shares and/or Class B Shares).

“SHELF NOTICE” shall have the meaning set forth in Section 6.3(a).

“SHELF REGISTRATION STATEMENT” shall have the meaning set forth in Section 6.3(a).

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“SUSPENSION PERIOD” shall have the meaning set forth in Section 6.3(d).

“TOTAL VOTING POWER OF FORTRESS” means the total number of votes that may be cast in the election of directors of Fortress if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Fortress Beneficially Owned by any Person is the percentage of the Total Voting Power of Fortress that is represented by the total number of votes that may be cast in the election of directors of Fortress by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Fortress represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Fortress represented by Voting Securities Beneficially Owned by any other Person.

“UNDERWRITTEN OFFERING” shall mean a sale of securities of Fortress to an underwriter or underwriters for reoffering to the public.

“VOTING SECURITIES” means Class A Shares, Class B Shares and any other securities of Fortress or any Subsidiary of Fortress entitled to vote generally in the election of directors of Fortress.

SECTION 1.2 GENDER. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

APPROVAL OF CERTAIN MATTERS

SECTION 2.1 PRINCIPALS’ APPROVAL.

(a) So long as the Principals and their respective Permitted Transferees collectively Beneficially Own more than 40% of the Shares, our Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of the Principals that are then employed by Fortress or any of its Subsidiaries (the “Continuing Principals”) who Beneficially Own more than 50% of the aggregate amount of Shares held by all Continuing Principals (treating, for such purposes, all Shares Beneficially Owned by each Continuing Principal’s Permitted Transferees (other than Permitted Transferees described in clauses (h) and (i) of the definition thereof) as Beneficially Owned by such Continuing Principal):

(i) any incurrence of indebtedness, in one transaction or a series of related transactions, by Fortress or any of its Subsidiaries in an amount in excess of 10% of the then existing long-term indebtedness of Fortress and its Subsidiaries;

(ii) any issuance by Fortress in any transaction or series of related transactions of equity or equity-related securities which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the Total Voting Power of Fortress (other than (1) pursuant to transactions solely among Fortress and its wholly owned Subsidiaries, and (2) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date of this Agreement or issued in compliance with this Agreement);

(iii) any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments in a Person or group of related Persons in an amount greater than $250 million;

(iv) any entry by Fortress or any controlled Affiliate of Fortress into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

(v) the adoption of a shareholder rights plan;

(vi) any appointment of a Chief Executive Officer of Fortress or Co-Chief Executive Officer of Fortress; or

(vii) the termination of the employment of a Principal with Fortress or any of its material Subsidiaries without Cause.

ARTICLE III

TRANSFER RESTRICTIONS

SECTION 3.1 TRANSFER RESTRICTIONS

(a) No Principal or his Permitted Transferee(s) may, directly or indirectly, voluntarily effect cumulative transfers of more than:

(i) 17.5% of the FOG Units (the “Initial FOG Units”) and corresponding Class B Shares (the “Initial Class B Shares”) Beneficially Owned by such Principal and his Permitted Transferees as of the date hereof, and all securities which such Initial FOG Units or Initial Class B Shares are exchanged for (collectively, the “Equity Interests” of such Principal), during the first year after the completion of the IPO,

(ii) 34% of their Equity Interests during the first two years after the completion of the IPO,

(iii) 50.5% of their Equity Interests during the first three years after the completion of the IPO,

(iv) 67% of their Equity Interests during the first four years after the completion of the IPO, and

(v) 83.5% of their Equity Interests during the first five years after the completion of the IPO,

other than, in the case of each of clause (i), (ii), (iii), (iv) and (v) above, with respect to transfers from a Principal or his Permitted Transferee to any of his Permitted Transferees, provided that such Permitted Transferee is a “Shareholder” for purposes of this Agreement, or, in connection with such transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to Fortress, in which such Permitted Transferee agrees to be a “Shareholder” for all purposes of this Agreement.

(b) After five years, each Principal and his Permitted Transferee(s) may transfer all of the Equity Interests Beneficially Owned by them to any other Principal or to any Person in accordance with Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act.

(c) To the extent that the amount of Initial FOG Units and Initial Class B Shares held by a Principal and his Permitted Transferee(s) decreases due to the exchange by the Principal and his Permitted Transferee(s) of Initial FOG Units for cash or Class A Shares, at all times after such exchange the number of Equity Interests of such Principal shall be deemed to exclude all Initial FOG Units and Initial Class B Shares cancelled due to such exchange and shall be deemed to include all Class A Shares received in such exchange by such Principal and his Permitted Transferee(s); provided, however, that no Principal and no Permitted Transferee(s) of a Principal will be deemed to have violated Section 3.1(a) to the extent that an exchange of Initial FOG Units causes the Principal and his Permitted Transferee(s) to be in violation of Section 3.1(a) immediately after such exchange; provided, further, that such Principal and his Permitted Transferee(s) shall be prohibited from transferring any Equity Interests after an exchange that causes them to be in violation of Section 3.1(a) unless and until a transfer of Equity Interests can be effected without the Principal and his Permitted Transferee(s) being in violation of Section 3.1(a) immediately after the consummation of such transfer.

(d) To the extent a Principal receives Equity Interests pursuant to the forfeiture provisions of Section 2.1 of the Principals Agreement, such forfeited Equity Interests will be deemed to be Equity Interests of such Principal for all purposes of this Section 3.1.

(e) Notwithstanding anything to the contrary contained in this Section 3.1, a Principal that receives Equity Interests pursuant to the forfeiture provisions of Section 2.1 of the Principals Agreement is permitted to sell, in addition to the Equity Interests he is otherwise entitled to sell pursuant to this Section 3.1, up to that amount of forfeited Equity Interests that would provide such Principal with aggregate sales proceeds equal to the amount of taxes that such Principal will be required to pay as a result of the receipt of such forfeited Equity Interests, calculated based on the maximum combined U.S. federal, New York State and New York City tax rate applicable to individuals (it being understood in the case of each Principal who is not required to pay taxes in the applicable fiscal quarter in which he receives such Equity Interests as a result of being in the federal income tax “safe harbor” that no such sales shall occur prior to the six month anniversary of the applicable termination date which gave rise to the receipt of such Equity Interests pursuant to the Principals Agreement)

(f) The above transfer restrictions contained in this Section 3.1 shall lapse with respect to a Principal and his Permitted Transferee(s) if such Principal dies or suffers a Disability.

(g) Each Permitted Transferee of a Principal, except Charitable Institutions, who becomes a “Shareholder” for purposes of this Agreement agrees to comply with the provisions of this Section 3.1.

ARTICLE IV

PRINCIPALS’ BOARD REPRESENTATION

SECTION 4.1 NOMINEES.

(a) So long as the Principals and their respective Permitted Transferee(s) beneficially own:

(i) Voting Securities representing more than 50% of the Total Voting Power of Fortress, the Board shall nominate individuals designated by the Principals such that the Principals will have six designees on the Board;

(ii) Voting Securities representing more than 40% of the Total Voting Power of Fortress and less than 50% of the Total Voting Power of Fortress, the Board shall nominate individuals designated by the Principals such that the Principals will have five designees on the Board;

(iii) Voting Securities representing more than 25% of the Total Voting Power of Fortress and less than 40% of the Total Voting Power of Fortress, the Board shall nominate individuals designated by the Principals such that the Principals will have four designees on the Board;

(iv) Voting Securities representing more than 10% of the Total Voting Power of Fortress and less than 25% of the Total Voting Power of Fortress, the Board shall nominate individuals designated by the Principals such that the Principals will have two designees on the Board; and

(v) Voting Securities representing less than 10% of the Total Voting Power of Fortress, the Board shall have no obligation to nominate any individual that is designated by the Principals.

(b) In the event that any designee of the Principals under this Section 4.1 shall for any reason cease to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Principals.

ARTICLE V

TERMINATION

SECTION 5.1 TERM. This Agreement shall automatically terminate upon the earlier of (a) January 1, 2050 or (b) the date none of the Continuing Principals, together with their respective Permitted Transferees, holds Shares representing at least the Piggyback Registrable Amount.

SECTION 5.2 SURVIVAL. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 6.8 and Article IX.

SECTION 5.3 VOTING POWER. Upon the occurrence of any event in accordance with this Agreement which causes the percentage of the Total Voting Power of Fortress Beneficially Owned by the Principals to be less than 10%, Articles I through IV shall become void and of no further force and effect.

ARTICLE VI

REGISTRATION RIGHTS

SECTION 6.1 DEMAND REGISTRATION.

(a) At any time after the six month anniversary of the IPO, any Shareholders that on the date a Demand (as hereinafter defined) is made constitute Demand Shareholders (a “Requesting Shareholder”) shall be entitled to make a written request of Fortress (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, when taken together with the amounts of Registrable Securities requested to be registered under the Securities Act by such Requesting Shareholder’s Permitted Transferees, equals or is greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such Demand is made) (a “Demand Registration”) and thereupon Fortress will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which Fortress has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which Fortress has been requested to register pursuant to Section 6.1(b); and

(iii) all Shares which Fortress may elect to register in connection with any offering of Registrable Securities pursuant to this Section 6.1, but subject to Section 6.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Shares, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders). Within five days after receipt of a Demand, Fortress shall give written notice of such Demand to all other Demand Shareholders. Subject to Section 6.1(g), Fortress shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which Fortress has received a written request for inclusion therein within ten days after Fortress’ notice required by this paragraph has been given. Such written request shall comply with the requirements of a Demand as set forth in this Section 6.1(b).

(c) Each Principal, together with his Permitted Transferees, shall be entitled to an aggregate of two Demand Registrations.

(d) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder), (ii) if, after it has become effective, such Demand Registration becomes subject prior to 90 days after effectiveness to any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court for any reason or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than by reason of any act or omission by such Requesting Shareholders.

(e) Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Requesting Shareholders and shall be reasonably acceptable to Fortress.

(f) Fortress shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 90 days or (ii) effect any Demand Registration (A) within six months of a “firm commitment” Underwritten Offering in which all Piggyback Shareholders (as hereinafter defined) were given “piggyback” rights pursuant to Section 6.2 (subject to Section 6.1(g)) and at least 50% of the number of Registrable Securities requested by such Piggyback Shareholders to be included in such Demand Registration were included, (B) within four months of any other Demand Registration or (C) if, in Fortress’ reasonable judgment, it is not feasible for Fortress to proceed with the Demand Registration because of the unavailability of audited or other required financial statements, provided that Fortress shall use its reasonable best efforts to obtain such financial statements as promptly as practicable. In addition, Fortress shall be entitled to postpone (upon written notice to all Demand Shareholders) for up to two occasions, and in no event for more than aggregate of 120 days the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that Fortress has a bona fide business purpose for preserving as confidential. In the event of a postponement by Fortress of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Shareholder(s) shall have the right to withdraw such Demand in accordance with Section 6.4.

(g) Fortress shall not include any securities other than Registrable Securities in a Demand Registration, except with respect to securities held by Investor pursuant to the Investor Shareholder Agreement or with the written consent of Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by Shareholders holding a majority of the Registrable Securities included in such Demand Registration, reasonably acceptable to Fortress, and whose fees and expenses shall be borne solely by Fortress) advises Fortress, in writing, that, in its opinion, the inclusion of all of the securities, including securities of Fortress that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then Fortress shall include in such registration statement only such securities as Fortress is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Shareholders, which, in the opinion of the underwriter or investment bank can be sold without adversely affecting the marketability of the offering, pro rata among such Shareholders requesting such Demand Registration on the basis of the number of such securities requested to be included by such Shareholders and such

Shareholders that are Piggyback Sellers; (ii) second, securities Investor proposes to sell; (iii) third, securities Fortress proposes to sell; and (iv) fourth, all other securities of Fortress duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by Fortress.

(h) Any time that a Demand Registration involves an Underwritten Offering, Fortress shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities.

(i) All rights of the Shareholders under this Section 6.1 shall be subject to the restrictions of Section 3.1.

SECTION 6.2 PIGGYBACK REGISTRATION.

(a) Subject to the terms and conditions hereof, whenever Fortress proposes to register any of its equity securities under the Securities Act (other than a registration by Fortress on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto) (a “Piggyback Registration”), whether for its own account or for the account of others, Fortress shall give each Shareholder that on such date, together with its Permitted Transferees, holds at least a Piggyback Registrable Amount (each a “Piggyback Shareholder”), prompt written notice thereof (but not less than ten business days prior to the filing by Fortress with the SEC of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by Fortress of the proposed minimum offering price of such equity securities. Upon the written request of any Persons that on the date of the Piggyback Notice constitute a Piggyback Shareholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within ten days after such Piggyback Notice is received by such Piggyback Seller, Fortress, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which Fortress has received such written requests for inclusion to be included in such Piggyback

Registration on the same terms and conditions as Fortress’ equity securities being sold in such Piggyback Registration.

(b) If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by Shareholders holding a majority of the Registrable Securities included in such Piggyback Registration, reasonably acceptable to Fortress, and whose fees and expenses shall be borne solely by Fortress) advises Fortress in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) Fortress, (ii) others who have sought to have equity securities of Fortress registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of Fortress (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then Fortress shall include in the registration statement applicable to such Piggyback Registration only such equity securities as Fortress is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for Fortress’ own account, then (A) first, such number of equity securities to be sold by Fortress as Fortress, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, securities of Investor and securities sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of Class A Shares proposed to be sold by such Piggyback Sellers, Investor and Other Demanding Sellers and (C) third, other equity securities proposed to be sold by any Other Proposed Sellers (excluding Investor); or

(ii) if the Piggyback Registration relates to an offering other than for Fortress’ own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller, the Piggyback Sellers and Investor, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, Piggyback Sellers and Investor and (B) second, other equity securities proposed to be sold by any Other Proposed Sellers (excluding Investor) or to be sold by Fortress as determined by Fortress.

(c) In connection with any Underwritten Offering under this Section 6.2 for Fortress’ account, Fortress shall not be required to include the Registrable Securities of a Shareholder in the Underwritten Offering unless such Shareholder accepts the terms of the underwriting as agreed upon between Fortress and the underwriters selected by Fortress.

(d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, Fortress shall determine for any reason not to register such equity securities, Fortress may, at its election, give written notice of such determination to each Piggyback Shareholder within five (5) days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 6.1.

(e) All rights of the Shareholders under this Section 6.2 shall be subject to the restrictions of Section 3.1.

SECTION 6.3 SHELF REGISTRATION.

(a) Subject to Section 6.3(d), and further subject to the availability of a Registration Statement on Form S-3 (“Form S-3”) to Fortress, any of the Demand Shareholders may by written notice delivered to Fortress (the “Shelf Notice”) require Fortress to file as soon as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use reasonable best efforts to cause to be declared effective by the SEC within 90 days after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by such Demand Shareholders (or any of their Permitted Transferees), as the case may be, and any other Shareholders that at the time of the Shelf Notice meet the definition of a Demand Shareholder who elect to participate therein as provided in Section 6.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).

(b) Within five business days after receipt of a Shelf Notice pursuant to Section 6.3(a), Fortress will deliver written notice thereof to each Piggyback Shareholder. Each Piggyback Shareholder may elect to participate in the Shelf Registration Statement by delivering to Fortress a written request to so participate within ten days after the Shelf Notice is received by any such Piggyback Shareholder.

(c) Subject to Section 6.3(d), Fortress will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) two years after the Shelf Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d) Notwithstanding anything to the contrary contained in this Agreement, Fortress shall be entitled, from time to time, by providing written notice to the Demand Shareholders who elected to participate in the Shelf Registration Statement, to require such Demand Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 90 days in succession or 180 days in the aggregate in any 12 month period (a “Suspension Period”) if Fortress shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting Fortress or its securities, and that the disclosure of such information at such time would be detrimental to Fortress or the holders of its equity interests. Immediately upon receipt of such notice, the Demand Shareholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Shareholder, Fortress shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) All rights of the Shareholders under this Section 6.3 shall be subject to the restrictions of Section 3.1.

(f) Each Principal shall be entitled to demand such number of Shelf Registrations as shall be necessary to sell all of his Registrable Securities pursuant to this Section 6.3.

SECTION 6.4 WITHDRAWAL RIGHTS.

Any Shareholder having notified or directed Fortress to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to Fortress prior to the effective date of such registration statement. In the event of any such withdrawal, Fortress shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of Fortress with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then Fortress shall as promptly as practicable give each Shareholder seeking to register Registrable Securities notice to such effect and, within ten days following the mailing of such notice, such Shareholders still seeking registration shall, by written notice to Fortress, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by their Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, Fortress shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, Fortress shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by Fortress, (b) in accordance with an election by the Requesting Shareholders in the case of a Demand Registration or by the requesting Demand Shareholders with respect to a Shelf Registration Statement or (c) in accordance with an election by Fortress subsequent to the effectiveness of the applicable Demand Registration statement because any post-effective amendment or supplement to the applicable Demand Registration statement contains information regarding Fortress which Fortress deems adverse to Fortress, shall not be counted as a Demand. If a Shareholder withdraws its notification or direction to Fortress to include Registrable Securities in a registration statement in accordance with this Section 6.4, such Shareholder shall be required to promptly reimburse Fortress for all expenses incurred by Fortress in connection with preparing for the registration of such Registrable Securities.

SECTION 6.5 HOLDBACK AGREEMENTS.

Each Piggyback Shareholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Fortress, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by Fortress (which shall not exceed 90 days) with respect to any Public Offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, during any time period (which shall not exceed 180 days) required by any underwriting agreement with respect thereto.

SECTION 6.6 REGISTRATION PROCEDURES.

(a) If and whenever Fortress is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 6.1, 6.2 and 6.3 Fortress shall as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that Fortress may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, Fortress will furnish to the counsel selected by the Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 6.1, the expiration of 90 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 6.2, the expiration of 90 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 6.3, the expiration of two year after such registration statement becomes effective;

(iii) furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold by such Selling Shareholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholder;

(iv) use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Shareholder and any underwriter of the securities being sold by such Selling Shareholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Shareholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholder, except that Fortress shall not for any such purpose be required to (A) qualify generally to do business as a foreign limited liability company in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v) use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by Fortress are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;

(vi) use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Shareholder(s) thereof to consummate the disposition of such Registrable Securities;

(vii) in connection with an Underwritten Offering, obtain for each Selling Shareholder and underwriter:

(A) an opinion of counsel for Fortress, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Shareholder and underwriters, and

(B) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Fortress’ financial statements included in such registration statement;

(viii) promptly make available for inspection by any Selling Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Fortress (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Fortress’ officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, Fortress shall not be required to provide any information under this subparagraph (viii) if (i) Fortress believes, after consultation with counsel for Fortress, that to do so would cause Fortress to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) Fortress has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) Fortress reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Selling Shareholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to Fortress; and provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Fortress and allow Fortress, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix) promptly notify in writing each Selling Shareholder and the underwriters, if any, of the following events:

(A) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) any request by the SEC or any other Government Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) the issuance by the SEC or any other Government Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D) the receipt by Fortress of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x) notify each Selling Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(xii) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to Selling Shareholders, as soon as reasonably practicable, an earnings statement of Fortress covering the period of at least 12 months, but not more than 18 months, beginning with the first day of Fortress’ first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) use its reasonable best efforts to assist Selling Shareholders who made a request to Fortress to provide for a third party “market maker” for the Class A Shares; provided, however, that Fortress shall not be required to serve as such “market maker”;

(xiv) cooperate with the Selling Shareholders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Shareholders may request and keep available and make available to Fortress’ transfer agent prior to the effectiveness of such registration statement a supply of such certificates; and

(xv) have appropriate officers of Fortress prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

(xvi) Fortress may require each Selling Shareholder and each underwriter, if any, to furnish Fortress in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as Fortress may from time to time reasonably request to complete or amend the information required by such registration statement.

(b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, Fortress, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of Fortress contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(c) Each Selling Shareholder agrees that upon receipt of any notice from Fortress of the happening of any event of the kind described in Section 6.6(a)(ix), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.6(a)(ix) and, if so directed by Fortress, deliver to Fortress, at Fortress’ expense, all copies, other than permanent file copies, then in such Selling Shareholder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event Fortress shall give such notice, any applicable 90 day or two year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 6.6(a)(ix) to the date when all such Selling Shareholders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

SECTION 6.7 REGISTRATION EXPENSES.

All expenses incident to Fortress’ performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of Fortress’ independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) and fees and expenses of one firm of counsel to the Shareholders selling in such registration (which firm shall be selected by the Shareholders selling in such registration that hold a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by Fortress, regardless of whether a registration is effected. Fortress will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by Fortress are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

SECTION 6.8 REGISTRATION INDEMNIFICATION.

(a) By Fortress. Fortress agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and Permitted Transferees and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the

“Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to Fortress by such Selling Shareholder expressly for use therein. In connection with an Underwritten Offering and without limiting any of Fortress’ other obligations under this Agreement, Fortress shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Shareholders. Reimbursements payable pursuant to the indemnification contemplated by this Section 6.8(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) By the Selling Shareholders. In connection with any registration statement in which a Shareholder is participating, each such Selling Shareholder will furnish to Fortress in writing information regarding such Selling Shareholder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify Fortress, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Fortress or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Shareholder expressly for use therein; provided, however, that each Selling Shareholder’s obligation to indemnify Fortress hereunder shall, to the extent more than one Selling Shareholder is subject to the same indemnification obligation, be apportioned between each Selling Shareholder based upon the net amount received by each Selling Shareholder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Shareholders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Shareholder shall be liable to Fortress for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

(c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).

(e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g) Request for Information. Not less than ten business days before the expected filing date of each registration statement pursuant to this Agreement, Fortress shall notify each Shareholder who has timely provided the requisite notice hereunder entitling the Shareholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Shareholder that Fortress or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If Fortress has not received, on or before the second day before the expected filing date, the Requested Information from such Shareholder, Fortress may file the Registration Statement without including Registrable Securities of such Shareholder. The failure to so include in any registration statement the Registrable Securities of a Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of Fortress to such Shareholder.

(h) No Grant of Future Registration Rights. Fortress shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to the rights granted to the Shareholders hereunder to any other Person without the prior written consent of Piggyback Shareholders holding a majority of the Registrable Securities held by all Piggyback Shareholders.

ARTICLE VII

INDEMNIFICATION WITH RESPECT TO PERSONAL GUARANTEES

SECTION 7.1 INDEMNIFICATION WITH RESPECT TO PERSONAL GUARANTIES. Fortress agrees to indemnify, to the fullest extent permitted by law, each Principal for all amounts (including all costs and expenses incurred or paid by such Principal which relate to investigating the basis for or objecting to any claims made in respect of such Principal’s guaranties) which such Principal is required to pay pursuant to such Principal’s personal guaranties of the obligation of a general partner of any private equity fund operated by Fortress to repay incentive income received by Fortress or any of its Affiliates in the event certain specified return thresholds are not ultimately achieved by the private equity fund.

SECTION 7.2 PROCEDURE. Within two business days of receiving reasonable evidence from a Principal that such Principal has paid any amounts that are indemnifiable pursuant to Section 7.1, Fortress will reimburse Principal for any such amounts paid.

SECTION 7.3 SURVIVAL. The indemnification provided for under this Section 7.1 shall remain in full force and effect and will survive the termination of this Agreement.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

SECTION 8.1 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS. Each Principal severally, and not jointly, represents and warrants to Fortress and to each other Principal that (a) such Principal is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Principal or his, her or its attorney-in-fact on behalf of such Principal and is a valid and binding agreement of such Principal, enforceable against such Principal in accordance with its terms; (c) the execution, delivery and performance by such Principal of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Principal is a party or, if applicable, the organizational documents of such Principal; and (d) such Principal has good and marketable title to the Shares owned by such Principal as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

SECTION 8.2 REPRESENTATIONS AND WARRANTIES OF FORTRESS. Fortress represents and warrants to the Principals that (a) Fortress is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by Fortress and is a valid and binding agreement of Fortress, enforceable against Fortress in accordance with its terms; and (c) the execution, delivery and performance by Fortress of this Agreement does not violate or conflict with or result in a breach by Fortress of or constitute (or with notice or lapse of time or both constitute) a default by Fortress under its Certificate of Formation or Amended and Restated Operating Agreement, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over Fortress or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which Fortress or any of its Subsidiaries is a party or by which Fortress or any of its Subsidiaries or any of their respective properties or assets may be bound.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 9.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) if to Fortress, to:

Fortress Investment Group LLC

1345 Avenue of the Americas

46th Floor

New York, NY 10105

(T) (212) 798-6100

(F) (917) 591-8433

Attention: General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(T) (212) 735-3000

(F) (212) 735-2000

Attention: Joseph A. Coco, Esq.

(b) if to any of the Principals, to:

the address and facsimile number set forth in the records of Fortress

SECTION 9.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 9.3 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

SECTION 9.5 ADJUSTMENTS UPON CHANGE OF CAPITALIZATION. In the event of any change in the outstanding Class A Shares and Class B Shares, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares” and “Class B Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares and Class B Shares, as applicable.

SECTION 9.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Section 6.8(a) and Section 6.8(b), any rights or remedies hereunder.

SECTION 9.7 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

SECTION 9.8 GOVERNING LAW; EQUITABLE REMEDIES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

SECTION 9.9 CONSENT TO JURISDICTION. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to Fortress or the Principals at their respective addresses referred to in Section 9.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW

THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 9.10 AMENDMENTS; WAIVERS.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.11 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except as set forth in Section 3.1(a). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 9.12 STATUS. The Principals shall not be deemed to be members of a “group” (as such term is defined in Section 13D of the Exchange Act), and each Principal shall not be deemed to “beneficially own” (as such term is defined in Section 13D of the Exchange Act) Shares owned by any other Principal, because of this Agreement or any provision hereof.

SECTION 9.13 PRINCIPALS AGREEMENT. The Principals will promptly notify Fortress of any amendment, waiver or termination of the Principals Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

FORTRESS INVESTMENT GROUP LLC
By:
Name:
Title:

PETER L. BRIGER, JR.

WESLEY R. EDENS

ROBERT I. KAUFFMAN

RANDAL A. NARDONE

MICHAEL E. NOVOGRATZ